UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2026

PAVMED INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37685	47-1214177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Madison Avenue, 25th Floor, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 813-1828

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	PAVM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

The information disclosed under Item 5.07 is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed under Item 5.07 is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On March 27, 2026, PAVmed Inc. (the “Company”) held a special meeting of its stockholders (the “Special Meeting”). Stockholders representing approximately 54.1% of the voting power outstanding and entitled to vote were present in person or by proxy.

At the Special Meeting, the stockholders considered the following proposals:

1. A proposal to approve, for the purposes of Listing Rule 5635 of The Nasdaq Stock Market LLC, (i) the issuance of shares of the Company’s common stock upon conversion of 60,000 shares of the Company’s Series D Convertible Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), sold in a private placement consummated on February 3, 2026 (the “Private Placement”) and underlying the Warrants to Purchase Series D Preferred Stock sold in the Private Placement, and (ii) the issuance of shares of the Company’s common stock pursuant to the Amended and Restated Senior Secured Convertible Note issued by the Company in connection with the redemption of certain of its preferred stock and the refinancing of certain of its debt on February 3, 2026. The issuances were approved, as follows:

For	Against	Abstain	Broker Non-Votes
640,946	72,380	5,055	—

A more complete description of the issuances is set forth under “The Stock Issuance Proposal” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on February 24, 2026 (the “Definitive Proxy Statement”), which description is incorporated herein by reference. The description of the issuances from the Definitive Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the full text of the related agreements, which are included as exhibits to the Current Report on Form 8-K filed by the Company on February 4, 2026 and are incorporated herein by reference.

2. A proposal to approve an amendment to the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”), to permit the removal of any director, with or without cause, by the affirmative vote of the holders of a majority of the Company’s outstanding voting power. The amendment to the Certificate of Incorporation was approved, as follows:

For	Against	Abstain	Broker Non-Votes
858,651	60,825	6,042	—

A more complete description of the amendment to the Certificate of Incorporation is set forth under “The Charter Amendment Proposal” in the Definitive Proxy Statement, which description is incorporated herein by reference. The description of the amendment to the Certificate of Incorporation does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, which is included as Annex A to the Proxy Statement and is incorporated herein by reference.

A certificate of amendment reflecting the amendment to the Certificate of Incorporation was filed with the Delaware Secretary of State on March 27, 2026 and became effective on such date.

3. A proposal to approve to approve an amendment to the Company’s 2014 Long-Term Incentive Equity Plan (the “2014 Plan”) to increase the total number of shares of the Company’s common stock available thereunder by an additional 1,500,000 shares, from 213,517 shares to 1,713,517 shares. The amendment to the 2014 Plan was approved, as follows:

For	Against	Abstain	Broker Non-Votes
756,683	162,305	6,530	—

A more complete description of the 2014 Plan, as amended, is set forth under “The 2014 Plan Proposal” in the Definitive Proxy Statement, which description is incorporated herein by reference. The description of the amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the 2014 Plan, which is included as Annex B to the Definitive Proxy Statement and is incorporated herein by reference.

Because the foregoing proposals were approved, the proposal to adjourn the Special Meeting was not presented to the stockholders at the Special Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
3.1	Form of Certificate of Amendment (incorporated by reference to Annex A of the Proxy Statement).
10.1	Seventh Amended and Restated 2014 Long-Term Incentive Equity Plan (incorporated by reference to Annex B of the Proxy Statement).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2026	PAVMED INC.

	By:	/s/ Dennis McGrath
Dennis McGrath
President and Chief Financial Officer